[IGX LOGO]


                         EXECUTIVE EMPLOYMENT AGREEMENT

         This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective as of December 1, 1996 by and between IgX Limited, a company incorporated under the laws of Ireland and having its registered office at 41-45 Saint Stephen's Green, Dublin 1 (the "Company"), and Robert L. Renfroe an individual residing at 8730 Via del Valle, Scottsdale, Arizona (the "Executive").

         WHEREAS, The Company is about to commence a phase 3 clinical trial for IGX-CPL3 in England and elsewhere in Europe (the "Proposed Clinical");

         WHEREAS, the Company wishes to employ the Executive as its Vice President of Operations and Managing Director, Ireland, for a period of approximately one (1) year (the "Pilot Plant Period") on the terms and conditions set forth herein;

         WHEREAS, if the Company's Proposed Clinical is successful and a Marketing Authorization Application (MAA) is approved by the Irish Medicines Board (IMB), the Company wishes to retain the services of the Executive for an additional period of approximately three (3) years beyond completion of Proposed Clinical (the "Manufacturing Plant Period") on terms and conditions to be agreed upon by the Company and the Executive;

         WHEREAS, the Executive desires to assume such responsibilities on said terms and conditions; and


         WHEREAS, the Company wishes to secure the Executive's agreement not to compete with the Company during the term of the Agreement and for a period of three (3) years after the termination of the Agreement.

         NOW, THEREFORE, in consideration of the mutual premises, the respective covenants and commitments of the parties set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

IgX Limited
Executive Employment Agreement

         1. Employment. The Company hereby agrees to employ the Executive as its Vice President of Operations and Managing Director, Ireland, as set forth in
Section 2 below, and the Executive agrees to accept such employment upon the terms and conditions set forth herein. The Executive shall have such duties and responsibilities as mutually agreed upon by the Executive and the Board of Directors of the Company. The Executive agrees to devote substantially all of his productive time, energy and abilities to the proper and efficient discharge of his duties. Initially, the Executive shall report to the Chairman of the Board of the Company, subject to change at the discretion of the Board of Directors.

         2. Term. Subject to the provisions for termination in Section 5 below, the Executive shall be employed by the Company as Vice President of Operations of the Company for a period of approximately one (1) year, beginning on December 1, 1996, and continuing until December 31, 1997 (the "Initial Term"). Upon completion of the Proposed Clinical and if the Proposed Clinical is successful, the Company shall file an amended Marketing Authorization Application (MAA) with the Irish Medicines Board (IMB), and if such MAA is approved, the Company and the Executive shall enter into an amendment to this Agreement to provide for a term of employment for the Manufacturing Plant Period (approximately three (3) years), the terms and conditions of such extended term to be agreed upon by the parties hereto.

         3. Compensation. For all services the Executive may render to the Company and its subsidiaries during the Initial Term and in the event this Agreement is extended by the Company for the duration of the Manufacturing Plant Period as provided in Section 2 above (the "Additional Term"), the Executive will be compensated as follows:

            3.1 Annual Salary. The Executive shall receive an annual base salary of One Hundred and Ten Thousand Dollars ($110,000), payable every two (2) weeks in equal installments (less all required and authorized withholdings and deductions). The annual salary shall be subject to annual review by a Compensation Committee of the Board of Directors at the same time as the salaries of other employees of the Company are reviewed, and may be increased (but not decreased) taking into consideration the amount, extent and performance of the Executive's services, the financial performance and condition of the Company and such other factors deemed relevant by such Committee.

            3.2 Expenses. The Executive shall be entitled to reimbursement for all reasonable actual out-of-pocket expenses necessarily incurred by the Executive in the performance of his duties set forth herein in accordance with the established

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IgX Limited
Executive Employment Agreement

policies of the Company for employees of the Company, provided the Executive itemizes such expenses and provides receipts evidencing such expenses to Company in accordance with the Company's then existing travel policy. The Executive shall be entitled to an automobile allowance of $750 per month. The Company shall pay all reasonable operating, maintenance and insurance expenses for such automobile.

            3.3 Relocation and Living Expenses. The Company shall pay all of the Executive's reasonable expenses and incidental costs associated with his relocation from Scottsdale, Arizona to Ireland up to a maximum of $10,000. The Company shall pay all of the Executive's reasonable expenses and incidental costs associated with his relocation from Ireland to Scottsdale, Arizona up to a maximum of $10,000 The Executive hereby acknowledges and agrees that all relocation expenses must be approved by the Executive's immediate supervisor. The Company shall also pay for the Executive's reasonable living expenses in Ireland up to a maximum of $1,000 per month.

            3.4 Airplane Fares. The Company shall furnish the Executive with:
(i) round trip airplane tickets for two (2) people from Ireland to San Diego, California once a year; (ii) round trip airplane tickets for two (2) people from Ireland to an appropriate location for bereavement leave (in the event of the death of a son, daughter, mother or father); and (iii) round trip airplane tickets for two (2) people from Ireland to an appropriate location for emergency leave (if such leave is approved by the Executive's immediate supervisor).

            3.5 Other Benefits. In addition to the other provisions set forth herein, the Executive and his spouse, Christina, shall receive the same standard employment benefits as other executive employees of the Company shall receive from time to time, including, but not limited to, health and dental insurance, life insurance, financial counsel (income shelter), all foreign and domestic tax administration and preparation, annual vacation, sick leave, pension and profit sharing plans, bonus plans and medical expense reimbursement plans, if any, as may be approved by the Board of Directors from time to time. The Executive shall be provided office space and staff assistance appropriate for the Executive's position and adequate for the performance of his duties.

         4. Confidential Information: Non-Compete

            4.1 Confidential Information. The Executive acknowledges that his employment has and will bring him into close contact with many confidential affairs of the Company, including matters of a technical nature, such as "know how," formulae, secret processes or machines, inventories and research projects

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IgX Limited
Executive Employment Agreement


and matters of a business nature, such as information about costs, profits, markets, sales, employees, lists of customers, other information of a similar nature to the extent not available to the public, plans for future developments and any other information that constitutes a "trade secret" of the Company under the Uniform Trade Secrets Act (collectively, the "Confidential Information"). The Executive agrees to keep secret and not to use for purposes unrelated to the Company all Confidential Information of the Company, including information received in confidence by the Company from others, and agrees not to disclose such Confidential Information to anyone outside the Company except as required in the course of his duties, either during or after his employment with the Company. The Executive further agrees to deliver promptly to the Company on termination of his employment with the Company, or at any time it may so request, all memoranda, notes, records, manuals, drawings, blueprints and any other documents of a confidential nature belonging to the Company, including all copies of such materials, which the Executive may then possess or have under his control. The Company and the Executive each acknowledges and agrees that the Confidential Information shall not include knowledge brought to the Company by the Executive as of the Effective Date. The Executive agrees to be bound by the terms of that certain Confidentiality and Non-Disclosure Agreement, of April 26, 1994, attached hereto as Exhibit "A" and incorporated herein by this reference (the "Confidentiality Agreement"). All terms herein shall be read consistently with the Confidentiality Agreement.

            4.2 Non-Compete. The Executive hereby covenants and agrees that the Executive will not, without the prior written consent of the Company, directly or indirectly, whether individually or through any entity controlled by the Executive during the term of this Agreement and for a period of three (3) years from the termination of this Agreement, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) which is competitive with the then existing business of Company being conducted in the Covered Area, as defined hereinbelow. For the purpose of this Section 4.2, "Covered Area" shall mean all geographical areas of the United States and foreign jurisdictions where Company then has offices and/or sells its products directly or indirectly through distributors and/or other sales agents. Notwithstanding the foregoing, the Executive may own shares of companies whose securities are publicly traded, so long as such

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IgX Limited
Executive Employment Agreement


securities do not constitute more than one percent (1%) of the outstanding securities of any such company.

            4.3 Non-Solicitation. The Executive further agrees that as long as the Agreement remains in effect and for a period of three (3) years from its termination, the Executive will not divert any business of the Company and/or its affiliates or any customers or suppliers of the Company and/or the Company's and/or its affiliates' business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company.

            4.4 Remedies. The Executive acknowledges and agrees that his obligations provided herein are necessary and reasonable in order to protect the Company and its affiliates and their respective business and the Executive expressly agrees that monetary damages would be inadequate to compensate the Company and/or its affiliates for any breach by the Executive of his covenants and agreements set forth herein. Accordingly, the Executive agrees and acknowledges that any such violation or threatened violation of this Section 4 will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company and its affiliates shall be entitled to obtain injunctive relief against the threatened breach of this Section 4 or the continuation of any such breach by the Executive without the necessity of proving actual damages.

         5. Termination.

            5.1 By Company. The Company may, in its discretion and at its option, terminate the Executive's employment with or without Cause, and without prejudice to any other right or remedy to which the Company may be entitled at law or in equity or under this Agreement. The Executive shall be deemed terminated for "Cause" after a determination by a majority of the Board of Directors of the Company, acting in good faith, that the Executive has engaged in conduct not appropriate of an employee. In the event the Company desires to terminate the Executive's employment without Cause, the Company shall give the Executive not less than thirty (30) days written notice of its intention to do so.

            5.2 By Executive's Death or Disability. This Agreement shall also be terminated upon the Executive's death and/or a finding of permanent physical or mental disability, such disability to be determined by in the sole discretion of a physician selected by the Company.

            5.3 Salary and Benefits. In the event the Proposed Clinical is terminated by the Company during the Pilot Plant Period, the Executive shall be

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IgX Limited
Executive Employment Agreement


entitled to receive a severance payment equal to twelve (12) months of his annual salary, or One Hundred Ten Thousand Dollars ($110,000), plus all applicable benefits. In the event the Proposed Clinical is terminated by the Company during the Manufacturing Plant Period, the Executive shall be entitled to receive a severance payment equal to one (1) year of his annual salary, or One Hundred and Ten Thousand Dollars ($110,000), plus all applicable benefits. In the event the Executive's employment with the Company is terminated for any other reason prior to the expiration of the Initial Term and/or any Additional Term, all compensation and other benefits shall cease of the date of such termination of employment.

         6. Share Option. Concurrently with the contract date, the Company shall grant to the Executive an option, under the Company's 1996 Share Option Scheme (the "Option Scheme"), to purchase up to 83,696 of the Company's Ordinary Shares (the "Option") at an exercise price of one cent (US) per share pursuant to the terms of that certain Share Option Agreement substantially in the form attached hereto as Exhibit "B" and incorporated herein by this reference. The Option shall vest over a four (4) year period commencing on the contract date and shall continue to vest during any applicable severance period referred to in Section
5.3 above.

         7. Controversies. Any controversy or claim arising out of or relating to the Executive's employment and this Agreement, the breach hereof, or the coverage of this arbitration provision, shall be settled by arbitration in Delaware which arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such rules shall be in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by any party, shall be to the exclusion of any court of law. The decision or the arbitrators or a majority of them shall be final and binding upon the parties and the personal representatives, heirs or devises of the Executive, if applicable. There shall be three arbitrators, one (1) to be chosen directly by the Executive, one (1) to be chosen by the Company and one (1) to be chosen by the two (2) arbitrators so chosen. The Company and the Executive shall each pay the fees of the arbitrators selected by it or him and of its or his own attorneys, the expense of witnesses and all other expenses connected with the presentation of such party's case, except that the arbitrators may impose all such fees, costs and expenses otherwise payable by the prevailing party on the losing patty if it determines that the losing party's position was taken without good faith or solely for the purpose of delay. The costs of the Arbitration including the cost of the record of transcripts thereof, if any, administrative fees,

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IgX Limited
Executive Employment Agreement


and all other fees and costs, including those of the third arbitrator, shall be borne one-half by the Executive and one-half by the Company, except that the arbitrators may impose all such fees, costs and expenses otherwise payable by the prevailing party on the losing party if it determines that the losing party's position was taken without good faith or solely for the purpose of delay.

         8. General Provisions.

            8.1 Modification. No Waiver. No modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto. Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any election shall in no way be considered to be a waiver of such provisions, rights or elections and shall in any way affect the validity of this Agreement. The exercise by any party of any of its rights or any of its elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

            8.2 Notice. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, to the attention of the Board of Directors, at the address of its executive offices set forth above. Any notice to be given to the Executive shall be addressed to him at the residence address set forth above, or such other address as the Executive may hereafter designate in writing to the Company. Any notice shall be deemed duly given when personally delivered or five (5) days after deposit in registered or certified mail, postage prepaid, as provided herein.

            8.3 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

            8.4 Successors and Assigns. Neither the Executive nor the Company may assign this Agreement without the prior written consent of the other; provided, however, the Company may assign its rights under Section 4 hereof without the written consent of the Executive, which shall remain enforceable so long as the Company or its assignee complies with the other

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IgX Limited
Executive Employment Agreement

material terms of this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and the Executive's rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors.

            8.5 Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties, oral or written. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

            8.6 Choice of Law. This Agreement shall be governed by and interpreted and constructed in accordance with the internal laws of Ireland, without regard to principles of conflict of laws, and shall be binding upon the parties hereto in the United States and worldwide.

            8.7 Counterparts: Facsimile. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile with original signatures to follow.

         IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement as of the date first written above.


COMPANY:                               IGX LIMITED, a company
                                       incorporated under the laws of Ireland

                                       By:
                                          -------------------------------------
                                             Albert J. Henry
                                             Chairman of the Board of Directors

 EXECUTIVE:
                                       ----------------------------------------
                                       Robert L. Renfroe

                                              ZHGMPF Draft:  September 29, 1998


                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                    IgX CORP.

         IgX Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify that:

         FIRST: The Board of Directors of the Corporation adopted the following resolutions by unanimous written consent:

         RESOLVED, that Article IV, paragraph A, of the Amended and Restated Certificate of Incorporation be and hereby is amended to read in its entirety as follows:

                                   ARTICLE IV

                  A. Classes of Stock. This Corporation is authorized to issue three classes of stock to be designated, respectively, "Common Stock," "Series A Preferred Stock," "Series B Preferred Stock" and a class of undesignated "Preferred Stock" to be issued from time to time in one or more series. The total number of shares which this Corporation is authorized to issue is __________________, of which _______________
         shares shall be Common Stock, $0.001 par value per share, 3,700,001 shares shall be Series A Preferred Stock, $0.001 par value per share; 1,874,999 shares shall be Series B Preferred Stock, $0.001 par value per share, and ____________ shares shall be Preferred Stock, $0.001 par value per share.

                  RESOLVED, FURTHER, that Article IV of the Amended and Restated Certificate of Incorporation be amended to add a new paragraph D, to read in its entirety as follows:

                                              ZHGMPF Draft:  September 29, 1998


                  D. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

                     (1) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

                     (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                     (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what date, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                     (4) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                     (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                     (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

                     (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or process or the rate or rates of

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                                              ZHGMPF Draft:  September 29, 1998


         conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                     (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

                     (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

                     (10) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         The powers, preferences and relative, participating, option and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

         RESOLVED, FURTHER, that Article VII of the Amended and Restated Certificate of Incorporation be and hereby is amended to read in its entirety as follows:

                                   ARTICLE VII

                  A. The number of directors of the Corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors.

                  B. Commencing with the annual meeting of stockholders in 1998, the directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible as the then total number of directors constituting the entire board permits, pursuant to the provisions of the Corporation's Certificate of Incorporation and its Bylaws. The respective classes of directors shall be elected to terms of one, two and three years. At each subsequent annual meeting of stockholders, the successors to the class of directors

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                                              ZHGMPF Draft:  September 29, 1998


         whose term expires at that meeting shall be elected, by a plurality of the votes cast, to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

                  C. Except as otherwise fixed by resolution of the Board of Directors pursuant to this Certificate of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of preferred stock and determine the rights of the holders of such preferred stock to elect directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office or by a sole remaining director in office. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

                  D. At any annual meeting of stockholders of the Corporation, or at any special meeting of stockholders of the Corporation, the notice of which shall have stated that the removal of a director or directors is among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of a majority of the outstanding shares thereof, voting together as a single class, may remove such director or directors only for cause. For purposes of this Certificate of Incorporation, "cause" means an act or acts by an individual involving the commission of a felony, willful misconduct, fraud, embezzlement, dishonesty, breach of fiduciary duty or violation or breach of a written employment or consulting agreement of the Corporation's policy as described in a Corporation manual or handbook, any of which acts cause the Corporation material damage.

                  E. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article VII.

         RESOLVED, FURTHER, that the first paragraph of Article IX be designated as section "A. Meetings of Stockholders" and that a new section "B" which reads in its entirety as follows be added:

                                              ZHGMPF Draft:  September 29, 1998


                  B. No Stockholder Action Without a Meeting. No action required by the Delaware General Corporation Law to be taken at an annual or special meting of stockholders, nor any action which may be taken at any annual or special meeting of stockholders may be taken by consent of stockholders without a meeting.

         SECOND: Such amendment was consented to and authorized by the holders of a majority of the issued and outstanding capital stock of the Corporation entitled to vote on such amendment by unanimous written consent in accordance with the applicable provisions of Section 228 of the Delaware General Corporation Law.

         THIRD: Such amendment was duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.

                  [Remainder of Page Intentionally Left Blank]

                                              ZHGMPF Draft:  September 29, 1998


         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Albert J. Henry, its Chairman, and attested by ______, its Secretary, this ____ day of __________, 1998.

                                   IgX CORP.,
                                   a Delaware corporation


                                   By
                                     ----------------------------------------
                                          Albert J. Henry, Chairman

ATTEST:


By:
   ---------------------------------
                        , Secretary